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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Equity Incentive Plan, 2001 Employee Stock Purchase Plan, and Directors' Deferred Compensation Plan of Amylin Pharmaceuticals, Inc. of our report dated February 9, 2001, with respect to the consolidated financial statements of Amylin Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP


San Diego, California
May 24, 2001